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                                                                  Exhibit 99.1

[RGA logo]


                                                            NEWS


                                              For further information, contact
                                              Jack B. Lay
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (636) 736-7439

FOR IMMEDIATE RELEASE
---------------------


                     REINSURANCE GROUP OF AMERICA REPORTS
                     ------------------------------------
                   STRONG INCREASE IN FIRST-QUARTER EARNINGS
                   -----------------------------------------


         ST. LOUIS, April 24, 2003 - Reinsurance Group of America, Incorporated (NYSE:RGA), one of North America's leading providers of life reinsurance, reported net income for the first quarter of $32.7 million, or $0.66 per diluted share, compared with net income of $27.8 million, or $0.56 per diluted share in the prior year, an 18 percent increase on a per share basis. Operating income* from continuing operations increased 20 percent on a per share basis and totaled $38.9 million, or $0.78 per diluted share. Operating income for the quarter excluded $5.8 million, after tax, in net capital losses and related deferred acquisition costs and a $0.4 million after-tax loss associated with the company's discontinued accident and health segment. Operating income from continuing operations in the prior year totaled $32.4 million, or $0.65 per diluted share, and excluded $2.6 million, after tax, in net capital losses and related deferred acquisition costs, a $0.7 million after-tax goodwill write-off and a $1.3 million after-tax loss associated with the company's discontinued accident and health segment.

         First-quarter net premiums increased 16 percent, to $545.2 million from $469.1 million in 2002. Consolidated net investment income increased 22 percent, to $107.1 million from $88.0 million in 2002, due to a 30 percent increase in invested assets.

         "Consolidated results for the quarter were strong, in terms of both top- and bottom-line performance," said A. Greig Woodring, president and chief executive officer. "The strong business volume that we experienced in the latter part of 2002 continued this quarter."

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         Woodring continued, "For the quarter, net premiums in the U.S.
increased to $369.9 million, or 6 percent. This rate of increase is below our full-year expectation. We still anticipate our full-year growth rate to approximate 10 percent. Mortality experience for the quarter was approximately $4.0 million favorable on a pre-tax basis compared to expectation. The favorable mortality was somewhat offset by a reduction in spreads on our asset-intensive business totaling approximately $1.5 million on a pretax basis. Pre-tax operating income* for the quarter totaled $50.2 million compared with $40.4 million in the prior-year quarter. Pre-tax operating income excludes $7.5 million and $2.0 million in net capital losses and related deferred acquisition costs in the current and prior-period quarter, respectively. Business activity in the U.S. remains strong.

         "Canada reported pre-tax operating income* of $10.9 million for the first quarter compared with $8.9 million in the prior year, a 22 percent increase. Operating income excludes an immaterial amount of net capital losses in both periods. Net premiums increased 4 percent for the quarter and mortality experience was slightly favorable. We are pleased with the segment's results for the quarter.

         "International operations continued to grow at a strong pace, with net premiums increasing 72 percent to $126.3 million. We experienced steady growth across all our markets. Pre-tax operating income* for the quarter totaled $3.3 million, which excludes $0.4 million in net capital gains. This represents a 43 percent increase over prior-period pre-tax operating income of $2.3 million, excluding $0.3 million in net capital losses. Earnings were somewhat dampened by higher-than-expected claim levels in the current period. We expect expanding profits from these operations going forward as our base of business in force increases; however, results are likely to be less consistent than our more established operations in North America due to the smaller relative size of this segment's base of business."

         Effective in the first quarter of 2003, the company's Other International reporting segment no longer includes the results of its Latin America business. Ongoing traditional reinsurance business originating in Latin America is now included within the U.S. segment results, since it is now managed and supported by the U.S. division's staff. The majority of this reinsurance is written in Mexico. The run-off results from reinsurance of the privatized pension program in Argentina are reflected in the Corporate segment along with an immaterial amount of direct life business written in Argentina. Prior-period amounts have been reclassified to conform to the current period presentation to enhance comparability.

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         Woodring concluded, "We are pleased to be off to a strong start in
2003. The results this quarter and last year demonstrate the strength of our operations and favored position within the life reinsurance market."

* Operating income before and after tax is a non-GAAP financial measure that management believes better measures the ongoing profitability of the company's continuing operations. Management believes operating income and operating income per share are measures widely used by investors, rating agencies and securities analysts. However, the definition of operating income can vary by company and is not considered a substitute for GAAP net income. Historically, the company's operating income has differed from GAAP net income due to the exclusion of net capital gains and losses and related deferred acquisition costs and any net loss from the company's discontinued accident and health segment. Reconciliations of operating income to GAAP net income are provided within the text of this press release.

         The company announced that its board of directors declared a regular quarterly dividend of $0.06 per share, payable May 28 to shareholders of record as of May 7.

         A conference call to discuss the company's first-quarter results will begin at 9:00 a.m. Eastern Time on Friday, April 25. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 211628. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for 10 days following the conference call. A replay of the conference call will also be available via telephone through May 2 at 888-203-1112 (domestic) or 719-457-0820, access code 211628.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest providers of life reinsurance in North America. In addition to its North American operations, Reinsurance Group of America, Incorporated has subsidiary companies, offices or joint ventures in Argentina, Australia, Barbados, Hong Kong, India, Japan, Mexico, South Africa, South Korea, Spain, Taiwan and the United Kingdom. Worldwide, the company has approximately $797 billion of life reinsurance in force, and assets of $9.6 billion. MetLife, Inc. is the beneficial owner of approximately 59 percent of RGA's outstanding shares.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality and claims experience, (2) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (3) competitive factors and competitors' responses to our initiatives, (4) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (5) changes in our financial strength and credit ratings or those of Metropolitan Life Insurance Company ("MetLife") or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) changes in investment portfolio yields due to interest rate or credit quality changes,
(8) the stability of governments and economies in the markets in which we operate, (9) adverse litigation or arbitration results, (10) the success of our clients, (11) successful execution of our entry into new markets, (12) successful development and introduction of new products, (13) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (14) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and
(15) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

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Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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
   REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Condensed Consolidated Statements of Income
                      (Dollars in thousands)

                                             Three Months Ended
                                           ----------------------
   (Unaudited)                                    March 31,
-----------------------------------------------------------------
                                             2003          2002
                                           --------      --------
Revenues:
  Net premiums                             $545,215      $469,105
  Investment income, net of
    related expenses                        107,145        88,013
  Realized investment losses, net            (9,828)       (3,591)
  Other revenues                             11,017         6,685
                                           --------      --------
     Total revenues                         653,549       560,212

Benefits and expenses:
  Claims and other policy benefits          423,605       387,726
  Interest credited                          40,796        27,725
  Policy acquisition costs and other
    insurance expenses                      104,581        71,499
  Other operating expenses                   25,755        19,517
  Interest expense                            8,959         8,554
                                           --------      --------
     Total benefits and expenses            603,696       515,021
                                           --------      --------

  Income from continuing operations
    before income taxes                      49,853        45,191

     Provision for income taxes              16,693        16,155
                                           --------      --------

  Income from continuing operations          33,160        29,036

  Discontinued operations:
     Loss from discontinued accident
       and health operations, net
       of income taxes                         (418)       (1,256)
                                           --------      --------

  Net income                               $ 32,742      $ 27,780
                                           ========      ========


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
   REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Condensed Consolidated Statements of Income
          (Dollars in thousands, except per share data)

                                               Three Months Ended
                                               ------------------
        (Unaudited)                                 March 31,
-----------------------------------------------------------------
                                                 2003       2002
                                               -------    -------
     Earnings per share from continuing
      operations:
       Basic earnings per share                $  0.67    $  0.59
       Diluted earnings per share              $  0.67    $  0.58

     Diluted earnings before realized
      investment losses and
      goodwill write-off in 2002               $  0.78    $  0.65

     Earnings per share from net income:
       Basic earnings per share                $  0.66    $  0.56
       Diluted earnings per share              $  0.66    $  0.56

     Weighted average number of common
      and common equivalent shares
      outstanding (in thousands)                49,731     49,750


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
     REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
               Condensed Consolidated Business Summary

                                                     At or For the
                                                  Three Months Ended
(Unaudited)                                             March 31,
--------------------------------------------------------------------
                                                   2003       2002
                                                ---------  ---------
Gross life reinsurance in force (in billions)
   North American business                        $ 627.4    $ 559.7
   International business                           170.0       92.2

Gross life reinsurance written (in billions)
   North American business                           28.4       38.6
   International business                            15.3        3.4

Consolidated cash and invested assets
 (in millions)                                    7,197.3    5,557.9
   Invested asset book yield - trailing
    three months excluding funds withheld            6.67%      6.64%

   Investment portfolio mix
     Cash and short-term investments                 1.90%      2.38%
     Fixed maturity securities                      51.09%     53.60%
     Mortgage loans                                  3.68%      3.11%
     Policy loans                                   11.69%     13.94%
     Funds withheld at interest                     29.89%     25.02%
     Other invested assets                           1.75%      1.95%

Book value per share outstanding                  $ 25.18    $ 20.17
Book value per share outstanding, before
 impact of FAS 115*                                 23.42      21.10

Treasury stock                                  1,415,276  1,751,230

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
* Book value per share outstanding, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.




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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
                            (Dollars in thousands)

                                     Three Months Ended March 31, 2003
                                            Asset-     Financial     Total
                              Traditional  Intensive  Reinsurance     U.S.
                              -----------  ---------  -----------   --------
Revenues:
  Net premiums                 $368,807     $ 1,098    $    --      $369,905
  Investment income,
   net of related
   expenses                      42,701      36,334         --        79,035
  Realized investment
   losses, net                   (5,244)     (2,861)        --        (8,105)
  Other revenues                  1,813       1,247      6,911         9,971
                               --------     -------    -------      --------
    Total revenues              408,077      35,818      6,911       450,806

Benefits and expenses:
  Claims and other
   policy benefits              293,726       1,619         --       295,345
  Interest credited              15,319      25,141         --        40,460
  Policy acquisition
   costs and other
   insurance expenses            50,805       8,028      2,520        61,353
  Other operating
   expenses                       8,455       1,112      1,443        11,010
                               --------     -------    -------      --------
    Total benefits
     and expenses               368,305      35,900      3,963       408,168

    Income/(loss) before
      income taxes             $ 39,772     $   (82)   $ 2,948      $ 42,638
                               ========     =======    =======      ========

                                     Three Months Ended March 31, 2002
                                             Asset-    Financial     Total
                              Traditional  Intensive  Reinsurance     U.S.
                              -----------  ---------  -----------   --------
Revenues:
  Net premiums                 $346,830     $   868    $    --      $347,698
  Investment income,
   net of related
   expenses                      37,155      23,718        103        60,976
  Realized investment
   gains/(losses), net           (2,045)        564         --        (1,481)
  Other revenues                    120         261      6,151         6,532
                               --------     -------    -------      --------
    Total revenues              382,060      25,411      6,254       413,725

Benefits and expenses:
  Claims and other
   policy benefits              287,753       6,001         --       293,754
  Interest credited              14,032      13,693         --        27,725
  Policy acquisition
   costs and other
   insurance expenses            41,493       1,845      1,900        45,238
  Other operating
   expenses                       6,418         200      1,932         8,550
                               --------     -------    -------      --------
    Total benefits
     and expenses               349,696      21,739      3,832       375,267
    Income before
     income taxes              $ 32,364     $ 3,672    $ 2,422      $ 38,458
                               ========     =======    =======      ========

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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          CANADIAN OPERATIONS
                        (Dollars in thousands)

                                                   Three Months Ended
                                                       March 31,
                                                    2003        2002
                                                  -------     -------
Revenues:
  Net premiums                                    $48,586     $46,533
  Investment income, net of related expenses       19,766      15,605
  Realized investment losses, net                    (263)        (81)
  Other revenues                                      (65)        (29)
                                                  -------     -------
    Total revenues                                 68,024      62,028

Benefits and expenses:
  Claims and other policy benefits                 49,130      45,723
  Interest credited                                   289          --
  Policy acquisition costs and other
    insurance expenses                              5,593       5,217
  Other operating expenses                          2,385       2,243
                                                  -------     -------
    Total benefits and expenses                    57,397      53,183

    Income before income taxes                    $10,627     $ 8,845
                                                  =======     =======


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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          OTHER INTERNATIONAL
                        (Dollars in thousands)


                                      Three Months Ended March 31, 2003
                                                    Europe     Total
                                         Asia      & South     Inter-
                                       Pacific      Africa    national
                                       -------      ------    --------
Revenues:
  Net premiums                         $42,410     $83,877    $126,287
  Investment income,
   net of related expenses               2,727         840       3,567
  Realized investment gains/
   (losses), net                          (387)        825         438
 Other revenues                            200        (176)         24
                                       -------     -------    --------
    Total revenues                      44,950      85,366     130,316

Benefits and expenses:
  Claims and other policy benefits      27,264      53,783      81,047
  Interest credited                         --          --          --
  Policy acquisition costs and
   other insurance expenses             11,522      25,534      37,056
  Other operating expenses               4,527       3,440       7,967
  Interest expense                         269         200         469
                                       -------     -------    --------
    Total benefits and expenses         43,582      82,957     126,539

    Income before income taxes         $ 1,368     $ 2,409    $  3,777
                                       =======     =======    ========

                                      Three Months Ended March 31, 2002
                                                    Europe     Total
                                         Asia      & South     Inter-
                                       Pacific      Africa    national
                                       -------      ------    --------
Revenues:
  Net premiums                         $33,152     $40,213    $ 73,365
  Investment income,
   net of related expenses               1,369         231       1,600
  Realized investment losses, net          (50)       (295)       (345)
 Other revenues                            696           6         702
                                       -------     -------    --------
    Total revenues                      35,167      40,155      75,322

Benefits and expenses:
  Claims and other policy benefits      22,568      25,190      47,758
  Interest credited                         --          --          --
  Policy acquisition costs and
   other insurance expenses              8,224      11,948      20,172
  Other operating expenses               2,731       2,487       5,218
  Interest expense                         173          78         251
                                       -------     -------    --------
    Total benefits and expenses         33,696      39,703      73,399

    Income before income taxes         $ 1,471     $   452    $  1,923
                                       =======     =======    ========




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
      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          CORPORATE AND OTHER
                        (Dollars in thousands)


                                                   Three Months Ended
                                                        March 31,
---------------------------------------------------------------------
                                                   2003        2002
                                                 --------    --------
Revenues:
  Net premiums                                   $    437    $  1,509
  Investment income, net of related expenses        4,777       9,832
  Realized investment losses, net                  (1,898)     (1,684)
  Other revenues                                    1,087        (520)
                                                 --------    --------
    Total revenues                                  4,403       9,137

Benefits and expenses:
  Claims and other policy benefits                 (1,917)        491
  Interest credited                                    47          --
  Policy acquisition costs and other
    insurance expenses                                579         872
  Other operating expenses                          4,393       3,506
  Interest expense                                  8,490       8,303
                                                 --------    --------
    Total benefits and expenses                    11,592      13,172

    Loss before income taxes                     $ (7,189)   $ (4,035)
                                                 ========    ========


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